UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On December 16, 2008, ARTISTdirect, Inc. (“Registrant”) entered into a First Amendment to Convertible Subordinated Note (the “Amendment”) with Trilogy Capital Partners, Inc., Randy Saaf and Octavio Herrera, the holders of a majority of the aggregate principal amount outstanding of the subordinated convertible notes (collectively, the “Majority Holders”), issued by Registrant (the “Subordinated Notes”).  Pursuant to Section 17 of the Subordinated Notes (“Section 17”), the Majority Holders have the right to approve modifications to the Subordinated Notes as further described herein. Section 17 allows holders of the Subordinated Notes representing a majority of the aggregate principal amount then outstanding to vote to make modifications to the Subordinated Notes.

The Amendment decreases the conversion price of the Subordinated Notes from $1.55 to $1.00 per share and waives the requirement of certain holders to give 61 day written notice to increase or decrease the maximum limitation on such holders’ ability to convert the Subordinated Notes held by them.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.  The description of the subordinated note is qualified in its entirety by reference to the full text of the subordinated note, which is filed as Exhibit 4.4 to that certain 8-K filed with the Securities and Exchange Commission by Registrant on August 3, 2005, and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

4.1           First Amendment to Convertible Subordinated Note, dated December 16, 2008, by and among ARTISTdirect, Inc., Trilogy Capital Partners, Inc., Randy Saaf and Octavio Herrera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date:	December 16, 2008	By:	/s/DIMITRI VILLARD
		Name:	Dimitri Villard
		Title:	Interim Chief Executive Officer